Exhibit 10.1d

AMENDMENT TO CREDIT AGREEMENT

THIS AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of January 5, 2004 is entered into among BEAR ISLAND PAPER COMPANY, L.L.C., a Virginia limited liability company (the “Borrower”), BLACK DIAMOND COMMERCIAL FINANCE, L.L.C. (“BDCF”), as the Administrative Agent (in such capacity, the “Administrative Agent”) and the lenders listed on the signature pages hereto (the “Lenders”). Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement described below.

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders and the Administrative Agent (as assignee of Toronto Dominion (Texas), Inc., as prior Administrative Agent) are parties to that certain Credit Agreement dated as of December 1, 1997 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”);

WHEREAS, Toronto Dominion (Texas), Inc. has resigned as administrative agent under the Credit Agreement, TD Securities (USA) Inc. has resigned as arranger under the Credit Agreement and The Toronto-Dominion Bank has resigned as issuing lender under the Credit Agreement, and BDCF has been appointed by the Lenders as Administrative Agent; and

WHEREAS, each of the parties hereto desires to amend the Credit Agreement and certain other Loan Documents, all as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1. Amendments to Credit Agreement.

1.1 The following definitions set forth in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

“Agents”: the Administrative Agent.

“Consolidated Current Liabilities”: at any date, all amounts which would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of any of the Borrower and its Subsidiaries, including for the avoidance of doubt, any portion of the Term Loan maturing within one (1) year of such date, (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Credit Loans to the extent otherwise included therein and (c) Indebtedness or obligations owed by the Borrower or any of its Subsidiaries to Brant-Allen that are permitted under Section 6.2(i) or (j).

“Guarantees”: the Subsidiary Guarantee.

“Revolving Credit Commitment Period”: the period from and including the Closing Date to the Revolving Credit Termination Date (or such earlier date on which the Revolving Credit Commitment is terminated pursuant hereto).

“Revolving Credit Termination Date” means September 30, 2007.

“Security Documents”: the collective reference to the Security and Pledge Agreement, the Paper Company Pledge Agreement, the Timberlands Pledge Agreement, the Mortgages and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

1.2 The definition of “Interest Period” in Section 1.1 of the Credit Agreement is hereby amended by deleting the word “Scheduled” which appears in clause (ii) of the proviso to such definition.

1.3 The definition of “Second Priority Note Indenture” in Section 1.1 of the Credit Agreement is hereby amended by inserting the phrase “and refinanced in accordance with Section 6.2(e)” immediately prior to the period at the end thereof.

1.4 The definition of “Second Priority Note Security Documents” in Section 1.1 of the Credit Agreement is hereby amended by deleting the word “Security” in the third line thereof.

1.5 The definition of “Second Priority Notes” in Section 1.1 of the Credit Agreement is hereby amended by inserting the phrase “and any notes issued in connection with any refinancing of the Second Priority Note Indenture pursuant to Section 6.2(e)” immediately prior to the period at the end thereof.

1.6 The definition of “Trustee” in Section 1.1 of the Credit Agreement is hereby amended by inserting the phrase “, and its successors and assigns and any other trustee under any refinanced Indenture” immediately prior to the period at the end thereof.

1.7 Section 1.1 of the Credit Agreement is hereby amended to delete the following defined terms: “Application”, “Brant-Allen 2003 Collateral Account”, “Existing Letters of Credit”, “Issuance Date”, “Issuing Lender”, “L/C Commitment”, “L/C Fee Payment Date”, “L/C Participants”, “New Guarantee”, “Regulation G”, “Soucy Consolidated Net Worth” and “Uniform Customs”.

1.8 Section 2A of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“SECTION 2A [Intentionally Omitted]”

1.9 Section 2.3 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Section 2.3. Repayment of Term Loans. The outstanding principal balance of the Term Loans shall be due and payable in full on the Revolving Credit Termination Date (or such earlier date as the Loans become due and payable pursuant to Section 7).”

1.10 Section 2.4(b) is hereby amended and restated to read in its entirety as follows:

“(b) The Borrower shall repay all outstanding Revolving Credit Loans on the Revolving Credit Termination Date (or such earlier date that Loans become due and payable pursuant to Section 7).”

1.11 Section 2.5 of the Credit Agreement is hereby amended by (a) deleting each reference to “$1,000,000” set forth therein and inserting the dollar amount “$500,000” in its place and deleting each reference to “$250,000’ set forth therein and inserting the dollar amount “$100,000” in its place.

1.12 Section 2.6(a)(ii) of the Credit Agreement is hereby amended by deleting the phrase “in installments according to the amortization schedule set forth in Section 2.3” and inserting the phrase “on September 30, 2007” in lieu thereof.

1.13 Section 2.7(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a) As additional compensation for the Revolving Credit Lenders, the Borrower shall pay to the Administrative Agent, for the ratable benefit of such Revolving Credit Lenders, in arrears, on the first Business Day of each month prior to the Revolving Credit Termination Date and on the Revolving Credit Termination Date (or on such earlier date on which the Revolving Credit Commitment is terminated pursuant to Section 7), a fee for the Borrower’s non-use of available funds in an amount equal to 1.5% per annum multiplied by the difference between (x) the Revolving Credit Commitment (as it may be reduced from time to time) and (y) the average for the period of the daily closing balances of the Revolving Credit Loan outstanding during the period for which such fee is due.”

1.14 Section 2.7(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(c) [Intentionally Omitted]”

1.15 Section 2.8 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“2.8. Optional Termination or Reduction of Revolving Credit Commitments. The Borrower shall have the right, upon not less than three Business Days’ notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments; provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Credit Commitments. Any such reduction shall be in an amount equal to $1,000,000, or in increments of $1,000,000 thereof, and shall reduce permanently the Revolving Credit Commitments then in effect.”

1.16 The last sentence of Section 2.9 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Partial prepayments of Term Loans and Revolving Credit Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof.”

1.17 Sections 2.10(d)-(f) of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

“(d) [Intentionally Omitted]

(e) [Intentionally Omitted]

(f) [Intentionally Omitted]”

1.18 Section 2.11(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(c) [Intentionally Omitted]”

1.19 Section 2.12 of the Credit Agreement is hereby amended by (a) deleting the dollar amount “$1,000,000” and inserting the dollar amount “$500,000” in lieu thereof, (b) deleting the dollar amount “$250,000” and inserting the dollar amount “$100,000” in lieu thereof and (c) deleting the number “ten” and inserting the number “four” in lieu thereof.

1.20 Section 2.13(c) of the Credit Agreement is hereby amended and restated to amend in its entirety as follows:

“(c)(A)(i) If (X) all or a portion of the principal amount of any Loan, or any interest thereon or any other amount payable hereunder, shall not be paid when due (whether at the stated maturity, by acceleration or otherwise after giving effect to any applicable grace period and, in the case of amounts other than principal and interest and fees owing to the Administrative Agent pursuant to the fee letter dated January 5, 2004 by the Borrower in favor of the Administrative

Agent (the “BDCF Fee Letter”), within 3 Business Days’ after notice of late payment given by the Administrative Agent to the Borrower), (Y) a default in the payment of any principal or interest under the Second Priority Notes (after giving effect to any applicable grace period) shall occur or (Z) any violation of Section 6.1 shall occur after December 30, 2003, then all outstanding Loans (whether or not overdue) shall bear interest at a rate per annum which is equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.13 plus 2%, and (ii) if all or a portion of any interest payable on any Loan or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise after giving effect to any applicable grace period and, in the case of amounts other than principal and interest and fees owing to the Administrative Agent pursuant to the BDCF Fee Letter, within 3 Business Days’ after notice of late payment given by the Administrative Agent to the Borrower), such overdue amount shall bear interest at a rate per annum equal to the rate applicable to Base Rate Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the Base Rate plus 2%), in each case, with respect to clauses (i) and (ii) above, for the applicable time period described in clause (B) below.

(B)(i) In the case of a failure of the Borrower to make a payment described in clause (c)(A)(i)(X) above or (c)(A)(ii) above, from the date any of such amounts were due (after giving effect to any applicable grace period and if applicable notice is given), until all such overdue amounts are paid in full.

(ii) In the case of a default by the Borrower under clause (c)(A)(i)(Y) above, from the date of any such default described therein until all such overdue amounts under the Second Priority Notes are paid in full.

(iii) In the case of a violation described in clause (c)(A)(i)(Z) above, from the date of such violation until such violation is waived.”

1.21 Section 3.1(b) of the Credit Agreement is hereby amended by inserting the phrase “as of the date hereof” immediately after the phrase “this paragraph (b)” in the penultimate sentence thereof.

1.22 Section 3.2 of the Credit Agreement is hereby amended by deleting the phrase “December 31, 1996” and inserting the phrase “December 31, 2002” in lieu thereof.

1.23 Section 3.8 of the Credit Agreement is hereby amended by inserting the phrase “as of January 5, 2004” immediately prior to the period at the end thereof.

1.24 The first sentence of Section 3.10 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Each of the Borrower and each of its Subsidiaries has filed or caused to be filed all Federal and state income tax returns and other material tax returns which are required to be filed and has paid all material taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other material taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than, in each case, any such material taxes, assessments, other material taxes, fees or other charges, the amount or validity of which is being currently contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be).”

1.25 Section 3.11 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“3.11 Federal Regulations. No part of the proceeds of any Loans will be used for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in Regulation U. Neither the Borrower nor any of its Subsidiaries owns any “margin stock” as of the date hereof.”

1.26 Section 3.19(a) of the Credit Agreement is hereby amended to delete “(n)” in the last line thereof and to replace it with “(o)”.

1.27 Section 3.19(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(c) The Paper Company Pledge Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. The Paper Company Pledge Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of Brant-Allen in the Collateral described therein and the proceeds thereof, as security for the Obligations (as defined in the Paper Company Pledge Agreement) prior and superior in right to any other Person. “

1.28 Section 5.1 of the Credit Agreement is hereby amended by deleting each reference to the phrase “, Soucy” that appears therein.

1.29 Section 5.1(a) of the Credit Agreement is hereby amended by (a) deleting each reference to “Coopers & Lybrand L.L.P.” and inserting “PriceWaterhouseCoopers” in lieu thereof; (b) deleting the phrase “90 days” and inserting the phrase “105 days” in lieu thereof; and (c) deleting the phrase “without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit,”.

1.30 Section 5.2(b) of the Credit Agreement is hereby amended by deleting each reference to “any Loan Party” therein and inserting the phrase “the Borrower or any of its Subsidiaries” in lieu thereof.

1.31 Section 5.2(h) of the Credit Agreement is hereby amended by deleting the phrase “90 days” set forth therein and inserting the phrase “105 days” in lieu thereof.

1.32 Section 5.4(a) of the Credit Agreement is hereby amended by deleting the phrase “corporate existence” and inserting the phrase “existence as a limited liability company” in lieu thereof.

1.33 Section 6.1(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(a) Consolidated Total Debt to Consolidated Total Capitalization Ratio. Permit the ratio of Consolidated Total Debt (less the amount thereof owing to Brant-Allen and permitted pursuant to Section 6.2(i)) to Consolidated Total Capitalization on the last day of any fiscal quarter of the Borrower to exceed 90%.”

1.34 Section 6.1(c) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(c) Pro Forma Fixed Charge Coverage Ratio. Permit the Pro Forma Fixed Charge Coverage Ratio at the end of any fiscal quarter for an applicable period ending on such day ending on or after June 30, 2004 to be less than 1.10 to 1; provided, that a violation of this covenant at the end of any fiscal quarter shall not constitute a Default or Event of Default, and for purposes of Section 2.13(c), this covenant shall be deemed to not have been violated, if, within 25 days after the end of such fiscal quarter, the Borrower shall have received cash, either as an equity contribution or as the proceeds of subordinated Indebtedness permitted by Section 6.2(i) in an amount which, if such amount had been received on the last day of such fiscal quarter (and as if such amount had been included as cash held by the Borrower on such day for the purposes of clause (ii) of the definition of Pro Forma Fixed Charge Coverage Ratio), no violation of this covenant would have occurred as at the end of such fiscal quarter.”

1.35 Section 6.1(d) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(d) Maintenance of Current Ratio. Permit the ratio of Consolidated Current Assets to Consolidated Current Liabilities at the end of any fiscal quarter to be less than 1.10 to 1.”

1.36 Section 6.2(c) of the Credit Agreement is hereby amended by inserting the phrase “and Indebtedness in an amount not to exceed $470,000 owed by the Borrower to Timberlands that is outstanding as of January 5, 2004” immediately after the phrase “principal amount thereof)” set forth therein.

1.37 Section 6.2 is hereby amended by (a) deleting the word “and” at the end of clause (j) thereof, (b) deleting the period at the end of clause (k) thereof and inserting “; and” in lieu thereof and (c) inserting the following new clause (l) at the end thereof which shall read as follows:

“(l) Letter of credit reimbursement obligations (actual or contingent) in an aggregate amount not to exceed $2,500,000.”

1.38 Section 6.3 is hereby amended by (a) deleting the word “and” at the end of clause (m) thereof, (b) deleting the period at the end of clause (n) thereof and inserting “; and” in lieu thereof and (c) inserting the following new clauses (o) through (q) at the end thereof which shall read as follows:

“(o) in the case of the Borrower, cash collateral for Indebtedness permitted pursuant to Section 6.2(l); as long as the aggregate amount of such cash collateral does not exceed 110% of the amount of such Indebtedness;

(p) normal and customary rights of setoff upon deposits of cash in favor of banks or other depositary institutions and Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection; and

(q) Liens of sellers of goods to the Borrower or any of its Subsidiaries arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business.”

1.39 Section 6.8 of the Credit Agreement is amended by (a) deleting the “.” at the end of clause (i) and inserting “;” in lieu thereof, (b) deleting the “.” at the end of clause (j) and inserting “; and” in lieu thereof and (c) inserting new clause (k) which shall read in its entirety as follows:

“(k) any Investment which is pledged to an issuer of a letter of credit as permitted by Section 6.3(o).”

1.40 Section 6.10 of the Credit Agreement is hereby amended to insert the phrase “and (iv) the Borrower may make payments to or for the benefit of Timberlands, in an aggregate amount not to exceed $25,000 during any calendar year, for any obligations owed by Timberlands” immediately following the phrase “by Section 6.6” which appears therein.

1.41 Section 6.13(b) of the Credit Agreement is hereby amended (i) by inserting the phrase “, Liens permitted pursuant to Sections 6.3(c), (d) and (l)” immediately following the phrase “purchase money Liens” which appears therein and (ii) inserting the phrase “or deposit or asset subject to such permitted Lien” immediately following the phrase “assets financed thereby” which appears therein.

1.42 Section 7(f) of the Credit Agreement is hereby amended by deleting each reference to the phrase “Brant Allen, or the Borrower, Timberlands, Soucy or any of their Subsidiaries” that appears therein and replacing such phrase with “Brant-Allen, the Borrower or any Subsidiaries of the Borrower”.

1.43 Section 7(c)(i) of the Credit Agreement is hereby amended by deleting the phrase “, or Section 10 of the New Guarantee” therefrom.

1.44 Section 7(e) of the Credit Agreement is hereby amended by (i) deleting the phrase “Brant-Allen (so long as the New Guarantee is in effect),” therefrom and (ii) inserting the phrase “but after the expiration of any applicable grace period” immediately following the phrase “the giving of notice if required” which appears therein.

1.45 Section 7(h) of the Credit Agreement is hereby amended by deleting the phrase “Brant-Allen (so long as the Brant-Allen Guarantee is in effect),” therefrom.

1.46 Section 7(j) of the Credit Agreement is hereby amended by deleting “, or the guarantees contained in the New Guarantee shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert except after the date set forth in Section 19 thereof” therefrom.

1.47 Section 7 of the Credit Agreement is hereby amended by (i) inserting the word “or” at the end of clause (k) and (ii) inserting, immediately after clause (k), the following new clause (l) which shall read as follows:

“(l) Brant-Allen, shall sell, transfer, assign or otherwise convey or pledge or grant a security interest on any or all of equity interests in Timberlands while any indebtedness or obligations owed by Borrower to Timberlands are outstanding;”

1.48 Section 8.11 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“[Omitted]”

1.49 Section 9.1 is hereby amended by deleting the phrase “extend the scheduled date of any amortization payment in respect of any Term Loan,” from clause (i) of the proviso.

1.50 Section 9.2 of the Credit Agreement is hereby amended by (a)deleting the notice information for the Administrative Agent and inserting the following notice information in lieu thereof:

“The Administrative Agent:	Black Diamond Commercial Finance, L.L.C. 100 Field Drive Lake Forest, Illinois 60045-2597 Attention: Loan Operations Telecopy: 847-615-9064 Telephone: 847-615-9000”

and (b) deleting the following:

“The Arranger:	TD SECURITIES (USA) INC. 31 West 52nd Street New York, New York 10019 Attention: John Lawson Telecopy: (212) 397-4135 Telephone: (212) 827-7708”

1.51 Section 9.15 of the Credit Agreement is hereby amended by inserting the following sentence at the end thereof:

“Notwithstanding the foregoing, the parties hereto (and each employee, representative, or other agent of the parties) may disclose to any and all persons, without limitation of any kind, the tax treatment and any facts that may be relevant to the tax structure of the transaction, provided, however, that no party (and no employee, representative, or other agent thereof) shall disclose any other information that is not relevant to understanding the tax treatment and tax structure of the transaction (including the identity of any party and any information that could lead another to determine the identity of any party), or any other information to the extent that such disclosure could result in a violation of any federal or state securities law.”

1.52 Annex A to the Credit Agreement is hereby amended by deleting in its entirety the grid set forth therein and inserting in lieu thereof the grid set forth in Annex A attached hereto.

1.53 Schedule 1.1A to the Credit Agreement is hereby amended and restated in its entirety to read as Schedule 1.1A hereto.

1.54 Schedule 3.8 to the Credit Agreement is hereby amended and restated in its entirety to read as Schedule 3.8 hereto.

2. Effective Date of this Amendment. This Amendment shall become effective as of the Omnibus Amendment Effective Date upon the fulfillment of each of the following conditions:

(a) The Administrative Agent shall have received from the Borrower and the Lenders fully executed counterparts to this Amendment signed by duly authorized officers of the Borrower and the Lenders and the Administrative Agent shall have delivered to the Borrower a fully executed counterpart to this Amendment signed by a duly authorized officer of the Administrative Agent;

(b) Brant-Allen shall have loaned the Borrower $10,000,000 pursuant to the terms of the Amended and Restated Guarantee, dated as of January 22, 2003, by Brant-Allen in favor of the Administrative Agent and such loan shall be evidenced by one or more intercompany notes in an aggregate principal amount equal to $10,000,000 and in form and substance satisfactory to the Administrative Agent;

(c) The Omnibus Amendment shall have been executed and delivered by each party thereto and all documents and agreements required to be executed and/or delivered to the Administrative Agent pursuant to Omnibus Amendment shall have been executed and/or delivered; and

(d) Legal opinions from Skadden, Arps, Slate, Meagher & Flom LLP and Troutman and Sanders LLP in form and substance satisfactory to the Administrative Agent.

3. Absence of Waiver. The Administrative Agent and the Borrower agree that the amendments set forth herein shall be limited precisely as written and, except as expressly set forth herein, shall not be deemed to be a consent to any waiver or modification of any other term or condition of the Credit Agreement or any other Loan Document.

4. Representations. The Borrower hereby represents and warrants to the Administrative Agent that:

(a) it is duly organized, validly existing, under the laws of the state of its organization;

(b) the execution, delivery and performance of this Amendment by the Borrower and performance by Borrower of the Credit Agreement and each other Loan Document to which the Borrower is a party, as amended by this Amendment is within its corporate or limited liability company powers and has been duly authorized by all necessary corporate or limited liability company action;

(c) this Amendment (and each of the Credit Agreement and the other Loan Documents to which the Borrower is a party, each as amended by this Amendment) is a legal, valid, and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy or other laws affecting creditors rights generally; and

(d) as of the date hereof the Borrower owns no real property other than (i) the real property described in the First Amendment of Credit Line Deed of Trust, Assignment of Real Property Security Documents, Notice of Resignation of Agent and Notice of Appointment of Successor Agent dated as of the date hereof among the Borrower, the Administrative Agent and Toronto Dominion (Texas), Inc., (ii) parcels of real property (together with improvements thereof) having a value of less than $500,000 and (iii) real property subject to a Lien expressly permitted by Section 6.3(g) of the Credit Agreement.

5. References in Other Documents. References to the Credit Agreement in any Loan Document shall be deemed to include a reference to the Credit Agreement, as amended hereby, whether or not reference is made to this Amendment.

6. Reaffirmation. The Borrower hereby (i) reaffirms its obligations and undertakings under the Loan Documents to which it is a party, (ii) reaffirms any and all liens and security interests which it has granted pursuant to the Loan Documents and acknowledges that all such liens and security interests secure payment and performance of the Obligations and (iii) acknowledges and agrees that as of the date hereof all references in the Loan Documents to the

Credit Agreement shall be deemed to be references to the Credit Agreement as previously amended, as amended hereby and as the same may from time to time be amended, restated, supplemented or otherwise modified.

7. Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

(a) submits for itself and its Property in any legal action or proceeding relating to this Amendment, the Credit Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, the Borrower, its address set forth in Section 9.2 of the Credit Agreement or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

8. Miscellaneous.

(a) Section headings used in this Amendment are for convenience of reference only and shall not affect the construction of this Amendment.

(b) This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

(c) This Amendment shall be a contract made under and governed by the laws of the State of New York.

(d) All obligations of the Borrower and rights of the Administrative Agent that are expressed herein shall be in addition to and not in limitation of those provided by applicable law.

(e) Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law; but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

(f) This Amendment shall be binding upon the Borrower, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Lenders and the Administrative Agent and their respective successors and assigns.

[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BEAR ISLAND PAPER COMPANY, L.L.C., as the Borrower

By:

Name:

Title:

BLACK DIAMOND COMMERCIAL FINANCE, L.L.C., as the Administrative Agent

By:

Name:

Title:

BLACK DIAMOND INTERNATIONAL FUNDING, LTD., as a Lender

By:

Name:

Title:

TRS 1 LLC, as a Lender

By:

Name:

Title:

[Signature Page to Omnibus Amendment]

S-1

TORONTO DOMINION (TEXAS), INC., as a Lender

By:

Name:

Title:

LONG LANE MASTER TRUST IV, as a Lender

By:

Name:

Title:

[Signature Page to Omnibus Amendment]

S-2

ANNEX A

PRICING GRID

Consolidated Leverage Ratio	Applicable Margin- Eurodollar Revolving Loans	Applicable Margin- Base Rate Revolving Credit Loans	Applicable Margin- Eurodollar Term Loan	Applicable Margin- Base Rate Term Loans
≥ 5.00 x	5.00%	3.50%	5.00%	3.50%
≥ 4.00 x	4.50%	3.00%	4.50%	3.00%
≥ 3.00 x	4.00%	2.50%	4.00%	2.50%
≥ 3.00 x	3.50%	2.00%	3.50%	2.00%

Changes in the Applicable Margin resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the “Adjustment Date”) on which financial statements are delivered to the Administrative Agent and the Lenders pursuant to Section 6.1 (but in any event not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year or the 105th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Consolidated Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 4 to 1. Each determination of the Consolidated Leverage Ratio pursuant to this definition shall be made with respect to the period of four consecutive fiscal quarters of the Borrower ending at the end of the period covered by the relevant financial statements.

Notwithstanding the foregoing, from and after the Amendment Effective Date to the first Adjustment Date described above, the Applicable Margin in respect of Term Loans and Revolving Loans which are Eurodollar Loans shall be 5.00%, and the Applicable Margin in respect of Term Loans and Revolving Loans which are Base Rate Loans shall be 3.50%.

SCHEDULE 1.1A

Schedule 1.1A to the

Credit Agreement

BANK COMMITMENTS

Institution	Total Allocation	Revolving Credit Commitment	Term Loan Commitment
Toronto Dominion (Texas), Inc.	$18,851,786.04	$17,500,000.00	$1,351,786.04
TRS 1 LLC	$17,052,154.67	$7,500,000.00	$9,552,154.67
Black Diamond International Funding, Ltd.	$1,626,229.25	$0.00	$1,626,229.25
Long Lane Master Trust IV	$4,913,951.07	$0.00	$4,913,951.07

Total	$17,444,121.03	$25,000,000.00	$17,444,121.03